CONSULTING AGREEMENT

This Agreement is made and entered into effect November 19, 2014 by and between THE BIO DIVERSITY GROUP and CANNABIS SCIENCE, INC. ("CANNABIS SCIENCE").

1.  THE BIO DIVERSITY GROUP shall serve, on a non-exclusive basis, as business development consultant to CANNABIS SCIENCE during the term of this Agreement. CANNABIS SCIENCE acknowledges and agrees that THE BIO DIVERSITY GROUP will be serving other clients during the term of this Agreement and that CANNABIS SCIENCE shall not be entitled to the exclusive time and attention of THE BIO DIVERSITY GROUP in the performance of its services hereunder.

2.    The services to be provided by THE BIO DIVERSITY GROUP include, but are not limited to, those outlined in the attached document entitled Appendix “A” “Cannabis Science Proposed Scope of Work”.

3.   The term of this Agreement shall commence on November 19, 2014 and continue for twelve (12) months with the option of a six (6) month renewal or until the Agreement is terminated by either party by thirty (30) days prior written notice. Notwithstanding anything to the contrary, CANNABIS SCIENCE may terminate this agreement at any time if in its opinion THE BIO DIVERSITY GROUP has provided or caused to be provided false or misleading information to CANNABIS SCIENCE or to other parties on behalf of CANNABIS SCIENCE.

4.   As compensation for consulting services hereunder, CANNABIS SCIENCE shall pay THE BIO DIVERSITY GROUP the sum of six thousand dollars ($6,000.00) for each month of services (which may be paid in equivalent value S-8 free trading shares at the sole discretion of CANNABIS SCIENCE) and eight (8) million Rule 144 restricted shares of common stock (the “Shares”) with five (5) million of the Shares to be issued immediately and three (3) million of the Shares to be issued at a later date based on mutually agreeable equity performance over the next twelve (12) months of this Agreement.

5.   Expenses above and beyond provision of the consulting services (e.g. travel, lodging, etc.) incurred in the provision of those services will be submitted in writing to CANNABIS SCIENCE for pre-approval before being incurred. THE BIO DIVERSITY GROUP will submit an invoice to CANNABIS SCIENCE no later than the 15th day of the month for the reimbursement of pre-approved expenses incurred.  Cannabis Science will not be responsible for expenses that are not pre-approved. All such correspondence and notices should be addressed to: raymond@cannabisscience.com with copy to chad.johnson@cannabisscience.com.

6.  This Agreement contains the entire agreement and understanding of the parties concerning the subject matter hereof and supersedes and replaces all prior and contemporaneous negotiations, proposed agreements and agreements, whether written or oral, with the exception that THE BIO DIVERSITY GROUP expressly acknowledges that it has been, is and continues to be for the next five (5) years subject to the standard CANNABIS SCIENCE non-circumvention and non-disclosure agreement (NDA), which CANNABIS SCIENCE will provide under separate cover for reaffirmation signature as a material inducement of this Agreement.  This Agreement may be amended, extended or altered and rights hereunder may be waived only by a written instrument signed by the party to be bound thereby.

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7.  This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

8.  This Agreement may be executed in one or more counterparts, including electronic versions with electronic signatures, each of which shall be considered an original and all of which together shall constitute one and the same agreement.

In Witness hereof, the undersigned have executed this Agreement as of the 19th day of November 2014.

The Bio Diversity Group

Cannabis Science, Inc.

By: /s/ Mariel Selbovitz_________________

By: /s/ Raymond C. Dabney_______________

Mariel Selbovitz

Raymond C. Dabney

President

Director, President and CEO

Cannabis Science, Inc.

By: /s/ Chad S. Johnson_______________

Chad S. Johnson

Director, COO & General Counsel

Nov. 19, 2014

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APPENDIX “A”

Cannabis Science Proposed Scope of Work

1.

Introduction

Our staff has identified several opportunities to increase equity performance and heighten the visibility of Cannabis Science through material events that we are positioned to orchestrate during a 12 month campaign.

2.

Patent Exploration

The Bio Diversity Group will identify and assist in producing patents for registration by the Company on cannabis for disease indications, starting with HIV and Kaposi’s sarcoma and melanomas.  Cannabis Science should hold as many patents encompassing as many disease indications as possible to build a patent library that will afford the Company exclusivity to develop cannabinoid-based therapeutics for the multitudinous conditions cannabinoids have been identified, and continue to be discovered, to have efficacy against.  This will afford Cannabis Science momentum based on enhanced legitimacy to enhance equity valuation and result in numerous press releases that will legitimize the company.

3.

Conference Operations

The Bio Diversity Group will produce and submit abstracts to the HIV scientific conferences listed below on the potential for cannabinoid-based treatments for HIV and the benefits of medical cannabis for the pharmacology of HIV treatment and prevention of the development of drug resistance and produce accompanying press releases.  At these conferences we will meet with key opinion leaders in the field to create clinical consensus on the need to explore the utility of cannabinoids for Kaposi’s sarcoma and as antivirals.  We will have a member of the Cannabis Science Scientific Advisory Board present at the Treatment Horizons Satellite Symposiums our staff is organizing at HIV DART 2014, the 16th International Workshop on the Clinical Pharmacology of HIV and Hepatitis Therapy and IAS 2015 and produce accompanying press releases.

1.   Meetings with key opinion leaders

The staff of The Bio Diversity Group will meet with key opinion leaders to drive clinical consensus on the need for federal facilitation of research on the utility of cannabinoids for Kaposi’s sarcoma and HIV antivirals at the conferences identified above.  Key opinion leaders with whom we will be orchestrating meetings include:

1.

Rob Murphy, MD, Executive Committee, ACTG and Director, Center for Global Health, Northwestern University

2.

Mark Wainberg, PhD, Director, McGill University AIDS Center and past President, IAS

3.

Dan Kuritzkes, MD, Executive Committee, ACTG and Professor of Medicine, Harvard University

4.

Chris Beyrer, MD, MPH, President, IAS and Professor of Epidemiology, International Health and Health, Behavior and Society, Johns Hopkins Bloomberg School of Public Health

5.

Susan Buchbinder, MD, Director, HIV Research, San Francisco Department of Public Health

6.

Mario Stevenson, PhD, Chair, Scientific Advisory Board, AmfAR and Chief, Division of Infectious Diseases, University of Miami Miller School of Medicine

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2.

Abstract development

1.

HIV DART 2014

December 9-12 in Miami, FL

http://informedhorizons.com/hivdart2014/

2.

XXIV International HIV Drug Resistance Workshop

February 21-22 in Seattle, WA

http://www.informedhorizons.com/resistance2015/

3.

CROI 2015

February 23-26 in Seattle, WA

http://www.croi2014.org

4.

16th International Workshop on the Clinical Pharmacology of HIV and Hepatitis Therapy

May 26-28 in Washington, DC

http://www.virology-education.com/event/upcoming/16th-international-workshop-clinical-pharmacology-hiv-hepatitis-therapy/

5.

8th IAS Conference on HIV Pathogenesis, Treatment and Prevention (IAS 2015)

July 19-22 in Vancouver, CA

http://www.ias2015.org

3.

Treatment Horizons Satellite Symposiums

The first Treatment Horizons Satellite Symposium took place at the XVIII International AIDS Conference in July 2012 in Vienna sponsored by NAPWA and garnered coverage in the journal Nature (http://www.nature.com/news/2010/100727/full/466539a.html).  Subsequent Treatment Horizons Satellite Symposiums were put on at the HIV DART 2012 conference and XIX International AIDS Conference sponsored by the World AIDS Institute, which were attended by key opinion leaders and program leaders.  The Bio Diversity Group will invite Cannabis Science to present at Treatment Horizons Satellite Symposiums being co-sponsored by AmfAR (http://www.amfar.org) and IAPAC (http://www.iapac.org) our staff is organizing at the upcoming HIV DART 2014 conference, 16th International Workshop on the Clinical Pharmacology of HIV and Hepatitis Therapy and IAS 2015 conference.  We will produce accompanying press releases for each presentation.

4.

ViroStream Segment

ViroStream (http://www.virostream.com) is an online social media venue for medical providers that aims to improve clinical competency in HIV and infectious diseases via the provision of video segments on interviews with key opinion leaders on clinical and scientific developments and conference coverage.  The Bio Diversity Group orchestrated a ViroStream segment for Avexa about which they produced a press release that resulted in the orders for their stock jumping from 220,000 to 50,000,000 and a price increase of 400%.  The segment can be viewed here: http://www.virostream.com/video/2.

ViroStream is an offshoot of ViroChannel (http://virochannel.com), a program of Clinique Medicale L’Actual in Montreal, Canada, which aims to improve clinical competency in HIV, Hepatitis C and other co-infections via the provision of video segments on interviews with key opinion leaders on clinical issues sponsored by the pharmaceutical industry.

Due to Canadian law, biotechnology companies have to be kept in distinguished context from the pharmaceutical industry in regards to any implied efficacy regarded to experimental therapies.

Our staff will facilitate the production of a ViroStream segment at one of the conferences identified in Section 2.1 on the need for cannabinoid-based drug development for Kaposi’s sarcoma and HIV and Cannabis Science’s clinical research programs featuring 3-4 key opinion leaders and produce an accompanying press release and article for ViroStream (see Section 4).  The ViroStream segment will be a critical tool for our legislative advocacy (see Section 5) to secure federal facilitation of CB2 agonists for Kaposi’s sarcoma and HIV.

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5.

Article Development

The Bio Diversity Group will produce follow up articles to our article in A&U (http://aumag.org/wordpress/2013/07/09/cannabinoids-as-treatment/) on the data supporting CB2 agonism as a promising approach for the treatment of Kaposi’s sarcoma and HIV and Cannabis Science’s clinical research programs for publication in the following HIV media venues:

1.

HIV Plus (http://www.hivplusmag.com)

2.

TheBody (http://www.thebody.com)

3.

Positively Aware (http://www.positivelyaware.com)

4.

HIV Positive (http://www.hivpositivemagazine.com)

5.

HIV Australia (http://www.afao.org.au/library/hiv-australia)

6.

PositiveLite (http://www.positivelite.com)

Articles published this year by our staff include:

1.

“Heart Break in Melbourne” in A&U (http://aumag.org/wordpress/2014/11/05/heart-break-in-melbourne/)

2.

“Nuclear Waste” in A&U (http://aumag.org/wordpress/2014/10/06/new-nukes-old-nukes/)

3.

“Another Kind of Morning: Therapeutic HIV Vaccines Try to Come of Age” in A&U (http://aumag.org/wordpress/2014/07/24/hiv-therapeutic-vaccine-advances/)

4.

“The Deeper End of the Ocean” in A&U (http://aumag.org/wordpress/2014/03/05/host-restrictive-factors/)

5.

“New ARVs at ISHEID 2014” on ViroStream (http://www.virostream.com/article/6)

6.

Legislative Advocacy

The Bio Diversity Group will conduct advocacy with State and Federal legislators to further advance the integration of medical marijuana into HIV research and general medicine as a whole.  In addition to utilizing the ViroStream segment, we will produce a legislative package that will include peer-reviewed publications on medical marijuana and HIV and CB2 agonism and Kaposi’s sarcoma and HIV and HIV media articles.

1.

State

1.

New York State Assemblyman Robert Rodriguez (http://assembly.state.ny.us/mem/Robert-J-Rodriguez), Ranking Member of the New York State Health Committee, who was responsible for the passage of the 30% rent cap, which limits people living with HIV to spend no more than 30% of their income on rent and for who Mariel Selbovitz, MPH served as a rapporteur for AIDS 2014

2.

New York State Assemblyman Dick Gottfried (http://assembly.state.ny.us/mem/Richard-N-Gottfried/bio/), Chair of the New York State Health Committee, who was instrumental in getting Governor Cuomo to sign the medical marijuana legislation

3.

New York State Senator Diane Savino (http://www.nysenate.gov/senator/diane-j-savino), member of the Finance Committee, who was responsible for securing  Governor Cuomo’s approval of legislation allowing for medical marijuana

2.

Federal

1.

Congressional HIV/AIDS Caucus (http://hivaidscaucus-lee.house.gov); our ask is for a legislative briefing, Congressional Hearing and Dear Colleague Letter on the utility of cannabinoids for HIV

1.

Rep. Barbara Lee (D-CA), Co-Chair

2.

Rep. Jim McDermott, MD (D-WA), Co-Chair

3.

Rep. Illena Ros-Lehtinen (R-FL), Co-Chair

4.

Rep. Alcee Hastings (D-FL), who is introducing a series of bills for which we have been advocating on World AIDS Day on December 1, including the Small Biotechnology Innovation Preservation Program, the 2015 Therapeutic HIV Vaccine Act, the 2015 HIV Eradication Act and the 2015 HIV Clinical Competency Act and for who Mariel Selbovitz, MPH served as a rapporteur for AIDS 2014

5.

Rep. Bobby Rush (D-IL)

6.

Rep. Eleanor Holmes Norton (D-DC)

7.

Rep. Elijah Cummings (D-MD)

8.

Rep. Eliot Engel (D-NY)

9.

Rep. G.K. Butterfield (D-NC)

10.

Rep. Henry Waxman (D-CA)

11.

Rep. Jared Polis (D-CO)

12.

Rep. Jim Himes (D-CT), who co-sponsored the Cure for AIDS Act with Rep. Barbara Lee

13.

Rep. Jose Serrano (D-NY)

14.

Rep. Nancy Pelosi (D-CA)

15.

Rep. Trent Franks (R-AZ), Former Co-Chair of the Congressional HIV/AIDS Caucus

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2.

GOP Doctors Caucus (http://doctorscaucus.gingrey.house.gov); our ask is for a legislative briefing, Congressional Hearing and Dear Colleague Letter on the utility of cannabinoids for HIV

1.

Rep. Phil Gingrey, MD (R-GA), Co-Chair

2.

Rep. Phil Roe, MD (R-TN), Co-Chair

3.

Rep. John Fleming, MD (R-LA), Vice Chair

4.

Rep. Diane Black, MD (R-TN), Vice Chair

5.

Rep. Charles Boustany, MD (R-LA)

6.

Rep. Bill Cassidy, MD (R-LA)

7.

Rep. Michael Burgess, MD (R-TX)

8.

Rep. Renee Ellmers, MD (R-NC)

3.

Presentation to the Presidential Advisory Council on HIV/AIDS (PACHA, http://aids.gov/federal-resources/pacha/about-pacha/) via Elizabeth Styffee, RN, MS, Director, Saddleback HIV/AIDS Initiative (http://hivaidsinitiative.com) and Phil Wilson, Executive Director, The Black AIDS Institute (http://www.blackaids.org)

1.

Nancy Mahon, JD, Chair, Senior Vice President, MAC AIDS Fund

2.

Humberto Cruz, Former Director, New York State AIDS Institute

3.

Patricia Garcia, MD, Professor, Department of Obstetrics and Gynecology, Northwestern University

4.

David Holtgrave, PhD, Professor and Chair,  Department of Health, Behavior and Society, Johns Hopkins Bloomberg School of Public Health

5.

Elizabeth Styffee, NP, MS, Director, HIV/AIDS Orphan Care Initiative, Saddleback Church and Chair, Orange County HIV Planning Council

4.

Presentation to Douglas M. Brooks, MSW, Director, Office of National AIDS Policy (ONAP, http://www.whitehouse.gov/administration/eop/onap) via Steve Bailous, Chair, D.C. Metro HIV Planning Council (http://doh.dc.gov/service/ryan-white-planning-council)

7.

Summary

The Bio Diversity Group is positioned to conduct the following operations to enhance valuations of CBIS’s development platform:

1.

Abstract production and presentation and meetings with key opinion leaders at relevant scientific conferences and production of accompanying press releases

2.

Participation in Treatment Horizons Satellite Symposiums with solicitation of co-sponsorship by AmfAR and IAPAC at selected upcoming HIV conferences and production and distribution of accompanying press releases

3.

Facilitation of a ViroStream segment featuring key opinion leaders to be filmed at one of the conferences identified in Section 2.1 on the need for cammabinoid-based drug development for Kaposi’s sarcoma and HIV and Cannabis Science’s clinical research programs and production and distribution of accompanying press release

4.

Article production and placement in HIV media publications on the data supporting CB2 agonism as a promising approach to treating Kaposi’s sarcoma and HIV and Cannabis Science’s clinical research programs and production and distribution of accompanying press releases

5.

Legislative advocacy and the State and Federal level to advance the integration of medical marijuana into HIV research and general medicine as a whole, utilizing the ViroStream segment and legislative package, which our staff will produce

6.

Secure a presentation to the Presidential Advisory Council on HIV/AIDS via Elizabeth Styffee, NP, MS, Director, HIV/AIDS Orphan Care Initiative, Saddleback Church and Chair, Orange County HIV Planning Council and Phil Wilson, Executive Director, The Black AIDS Institute to solicit Executive action for cannabinoid research on Kaposi’s sarcoma and other indications and subsequent press release development and distribution

7.

Secure a presentation to Douglas M. Brooks, MSW, Director and James Albino, Managing Program Director, Office of AIDS Research via Steve Bailous, Chair, D.C. Metro HIV Planning Council to solicit Executive action for cannabinoid research on Kaposi’s sarcoma and other indications and subsequent press release development and distribution

Nov. 19, 2014

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